UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(212) 393-4540

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment; Resignation of Tim Ledwick as a Director

Effective as of October 1, 2025, Tim Ledwick, 67, was appointed as the Chief Financial Officer of Dominari Holdings Inc. (the “Company”). Mr. Ledwick served as the Audit Committee Chair of the Company since 2015. Most recently, he provided CFO consulting services to a Nasdaq listed public safety technology and services company (Nasdaq: WRAP). From 2011 until 2022, he was the Chief Financial Officer of SYFT, a private equity-backed company that provided software solutions and services to hospitals focused on reducing costs which was successfully sold to GHX in 2022. In addition, since 2012 he has served on the board of directors and Audit Committee Chair of Telkonet, Inc. (Nasdaq: TKOI), a smart energy management technology company. From 2007 to 2011, Mr. Ledwick provided CFO consulting services to a $150 million services firm and from 2002 through 2006, he was a member of the board of directors and Executive Vice President-CFO of Dictaphone Corporation playing a lead role in developing a business plan which revitalized the company, resulting in the successful sale of the firm delivering a seven times return to shareholders. From 2001-2002, Mr. Ledwick was brought on as CFO to lead the restructuring efforts of Lernout & Hauspie Speech Products (“L&H”), a Belgium-based Nasdaq listed speech technology company, whose market cap had at one point reached a high of $9 billion. Prior to L&H, he held CFO positions at Cross Media Marketing Corp and Cityscape Financial Corp. He began his career at Peat, Marwick, Mitchell & Co. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and received his BBA in Accounting from The George Washington University and his MS in Finance from Fairfield University.

He has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Ledwick and any other person pursuant to which he was appointed as an officer of the Company.

In accordance with the terms of Mr. Ledwick’s Employment Agreement with the Company, dated as of September 21, 2025 (the “Employment Agreement”), he will serve as the Company’s Chief Financial Officer for an initial term of one (1) year, which term will be automatically renewed for additional one-year periods unless either party timely delivers a non-renewal notice. Mr. Ledwick’s base salary is $350,000 per year, subject to regular annual review, payable in accordance with the standard payroll practices of the Company, and subject to all withholdings and deductions, as required by law. The Employment Agreement also provides that the Company will recommend to the board of directors that it make a grant of restricted stock to Mr. Ledwick in an amount equal to 2.0% of the Company’s outstanding common stock, with terms and conditions to be decided at the time of grant. This restricted stock award has not yet been granted. Mr. Ledwick is also entitled to an annual bonus, as determined by the Company’s board of directors in its sole discretion, provided that such annual bonus will not be less than $175,000 in the initial term. Annual bonuses and all stock-based compensation are subject to certain clawback rights as provided in the Employment Agreement.

Mr. Ledwick is also entitled to the payment or reimbursement of all reasonable out-of-pocket expenses. Pursuant to the terms of the Employment Agreement, Mr. Ledwick is also provided with all health and other benefits provided by the Company to its senior executive employees.

The Employment Agreement also provides for customary events of termination of employment and provides that in the event of termination as a result of Mr. Ledwick’s death or disability, Mr. Ledwick is entitled to severance consisting of (i) six (6) months of his then current base salary; (ii) payment on a pro-rated basis of an annual bonus for the year of termination (which shall be deemed to equal 50% of his then current base salary); (iii) any unpaid annual bonus earned for the prior year; and (iv) any other payments earned in connection with any bonus plan to which Mr. Ledwick was a participant as of the date of death or disability. In the event of termination of Mr. Ledwick’s employment (i) by Mr. Ledwick, for Good Reason (as such term is defined in the Employment Agreement), or (ii) by the Company, without Cause (as such term is defined in the Employment Agreement), then Mr. Ledwick is entitled to (i) six (6) months of his then current base salary; (ii) payment on a pro-rated basis of an annual bonus for the year of termination (which shall be deemed to equal 100% of his then current base salary); (iii) any unpaid annual bonus earned for the prior year; (iv) any other payments earned in connection with any bonus plan to which Mr. Ledwick was a participant as of the date of termination; and (v) full accelerated vesting on any equity grants held by Mr. Ledwick at his termination..

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed herewith as Exhibit 10.1.

Tim Ledwick notified the Company of his decision to resign as a member of the board of directors of the Company, effective as of September 21, 2025. Mr. Ledwick’s resignation is not due to any disagreements with the Company on any of its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit No.	Description
10.1*	Employment Agreement, made and entered into as of September 21, 2025, by and between Dominari Holdings Inc. and Tim Ledwick
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2025	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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